EXHIBIT 4.6
                                                                     -----------


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED FOR PURPOSES OF PUBLIC DISTRIBUTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


                            EXERCISABLE ON OR BEFORE
                 5:00 P.M., NEW YORK CITY TIME, January 4, 2005

No. W-2                                                         150,000 Warrants


                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that Euroland Marketing Solutions, LTD. or registered assigns, is the registered holder of (150,000) Warrants to purchase, at any time from January 5, 2001 until 5:00 P.M. New York City time on January 4, 2005 ("Expiration Date"), up to 150,000 units ("Units"), each consisting of one fully-paid and non-assessable share of common stock, par value $.01 per share (the "Common Stock"), of Delcath Systems, Inc., a Delaware corporation (the "Company"), and one Common Stock Purchase Warrant, each Common Stock Purchase Warrant entitling the holder thereof to purchase one share of Common Stock (collectively, the "Unit Warrants") at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $7.00 per Unit upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of January 5, 2001 between the Company and Euroland Marketing Solutions, LTD. (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination thereof.

         Each Unit Warrant issuable upon the exercise of a Warrant is initially exercisable from the Separation Date through January 4, 2005, for one fully-paid and non-assessable share of Common Stock at an initial exercise price of $6.60 per share. The Unit Warrants are issuable pursuant to the terms and provisions of a certain agreement dated as of October 24, 2000 by and among the Company, Whale Securities Co., L.P. (the "Underwriter") and American Stock Transfer & Trust Company (the "Unit Warrant Agreement"). The Unit Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to (except as otherwise provided in the Warrant Agreement) for a description of the rights, limitations of rights, manner of exercise, anti-dilution provisions and other provisions with respect to the Unit Warrants.

         No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  January 5, 2001

                                        DELCATH SYSTEMS, INC.


                                        By:   /s/ M.S. Koly
                                              ----------------------------------
                                                M.S. Koly
                                        Title: Chief Executive Officer

                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Units and herewith tenders in payment for such securities cash or a certified or official bank check payable in New York Clearing House Funds to the order of Delcath Systems, Inc. in the amount of $ _____, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of __________, whose address is __________________, and that such Certificate be delivered to __________________, whose address is _____________.



Dated:                              Signature:
                                               ---------------------------------

                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                    --------------------------------------------

                                    --------------------------------------------

                                    (Insert Social Security or Other
                                    Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)



FOR VALUE RECEIVED
                   -------------------------------------------------------------

hereby sells, assigns and transfers unto
                                         ---------------------------------------


--------------------------------------------------------------------------------
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                              Signature:
                                               ---------------------------------

                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


----------------------------------

----------------------------------

(Insert Social Security or Other
Identifying Number of Holder)